EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2005 relating to the financial statements of NewAlliance Bancshares, Inc. which appears in NewAlliance Bancshares Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
November 1, 2005